                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C
                                 (Rule 14c-101)

                 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. _______)

Check the appropriate box:
        [_]     Preliminary information statement
        [_]     Confidential, for use of the Commission only (as permitted by
                Rule 14c-5(d)(2))
        [X]     Definitive information statement

                              AMERICASDOCTOR, INC.
                              --------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
        [X]     No fee required
        [_]     Fee computed on table below per Exchange Act Rules 14c-5(g) and
                0-11.
        (1)     Title of each class of securities to which transaction applies:

        (2)     Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)     Proposed maximum aggregate value of transaction:

        (5)     Total fee paid:

        [_] Fee paid previously with preliminary materials.

        [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount Previously Paid:
        (2)     Form, Schedule or Registration Statement No.:

        (3)     Filing Party:
        (4)     Date Filed:

                              AMERICASDOCTOR, INC.
                        1325 Tri-State Parkway, Suite 300
                             Gurnee, Illinois 60031


April 26, 2002

To the Stockholders of
AmericasDoctor, Inc.:

         The Information Statement is being circulated to the stockholders of AmericasDoctor, Inc., a Delaware corporation ("AmericasDoctor"), in connection with the taking of corporate action without a meeting upon the written consent of the holders of a majority of the outstanding voting securities of AmericasDoctor. As more completely described in the Information Statement, the election of seven directors to serve as directors of AmericasDoctor until the next annual meeting of AmericasDoctor's stockholders or until their successors have been elected and qualified was taken pursuant to the written consent of stockholders of AmericasDoctor dated April 18, 2002. The Information Statement is being sent or given to the stockholders of AmericasDoctor on or about April 26, 2002.

                                Very truly yours,


                                /s/ C. Lee Jones
                                C. Lee Jones
                                Chairman, President and CEO

                              AMERICASDOCTOR, INC.
                        1325 Tri-State Parkway, Suite 300
                             Gurnee, Illinois 60031

                              INFORMATION STATEMENT
                              dated April 26, 2002

                                     GENERAL

       This Information Statement is being circulated to the stockholders of AmericasDoctor, Inc., a Delaware corporation, in connection with the taking of corporate action without a meeting upon the written consent of the holders of a majority of the outstanding voting securities of AmericasDoctor.

       Unless otherwise noted, references to "AmericasDoctor," "we," "our," or "us" mean AmericasDoctor, Inc., a Delaware corporation, and its operating subsidiaries. Our principal executive offices are located at 1325 Tri-State Parkway, Suite 300, Gurnee, Illinois 60031, and our telephone number is (847) 855-7500.

               WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

       As more completely described below, the stockholders representing more than a majority of the voting securities of AmericasDoctor have consented to the election of seven directors to serve as directors of AmericasDoctor until the next annual meeting of AmericasDoctor's stockholders or until their successors have been elected and qualified.

       This Information Statement is being sent or given to the stockholders of AmericasDoctor on or about April 26, 2002. The cost of this Information Statement, consisting of printing, handling and mailing of the Information Statement and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding the Information Statement to the beneficial owners of the shares of common and preferred stock will be paid by AmericasDoctor.

                                VOTING SECURITIES

       On April 15, 2002, our board of directors adopted resolutions proposing and declaring advisable that we submit to our stockholders by written consent the election of our directors. As of the close of business on April 1, 2002, the record date for the determination of stockholders to whom this Information Statement is sent, AmericasDoctor had outstanding 3,430,043 shares of Class A common stock, par value $.001 per share, 685,324 shares of Class B common stock, par value $.001 per share, 150,884 shares of Series A-1 preferred stock, par value $.001 per share, 149,602 shares of Series A-2 preferred stock, par value $.001 per share, 297,768 shares of Series A-3 preferred stock, par value $.001 per share, 888,889 shares of Series A-4 preferred stock, par value $.001 per share, 569,861 shares of Series A-5 preferred stock, par value $.001 per share, 2,726,450 shares of Series A-6 preferred stock, par value $.001 per share, 209,167 shares of Series A-7 preferred stock, par value $.001 per share, 228,436 shares of Series B contingent convertible preferred stock, par value $.001 per share, and 30,164 shares of Series E preferred stock, par value $.001 per share. As of April 1, 2002, there were no shares of Series C contingent convertible preferred stock, par value $.001 per share, of AmericasDoctor outstanding. Holders of the Class A common stock are entitled to cast one vote for each share of Class A common stock then registered in the holder's name. Holders of the Series A-1 preferred stock, Series A-2 preferred stock, Series A-3 preferred stock, Series A-4 preferred stock, Series A-5 preferred stock, Series A-6 preferred stock and Series E preferred stock are entitled to one vote for each share of Class A common stock into which such preferred stock is convertible as of the record date. The holders of the Series A-1 preferred stock, Series A-2 preferred stock, Series A-3 preferred stock, Series A-4 preferred stock, Series A-5 preferred stock, Series A-6 preferred stock, Series E preferred stock and Class A common stock vote together as a single class on all matters brought before the holders of the Class A common stock. Holders of the Class B common stock, Series A-7 preferred stock, Series B contingent convertible preferred stock and Series C contingent convertible preferred stock have no right to vote on the matters described in this Information Statement.

       As permitted under Section 228 of the Delaware General Corporation Law, by written consent dated April 18, 2002, stockholders of AmericasDoctor representing more than a majority of the issued and outstanding shares of Class A common stock, Series A-1 preferred stock, Series A-2 preferred stock, Series A-3 preferred stock,

Series A-4 preferred stock, Series A-5 preferred stock, Series A-6 preferred stock and Series E preferred stock of AmericasDoctor, voting together as a single class, elected the following individuals to serve as directors of AmericasDoctor until the next annual meeting of AmericasDoctor's stockholders or until their successors have been elected and qualified:

       . Fred L. Brown;
       . Ira Klimberg, M.D.;
       . C. Lee Jones;
       . Joan Neuscheler;
       . Zubeen Shroff;
       . Christopher Steidle, M.D.; and
       . Francis G. Ziegler.

       The nominees for election as directors are willing to be elected as directors. If as a result of circumstances not now known or foreseen, a nominee shall be unavailable or unwilling to serve as a director, the majority of stockholders may elect such other person as they deem advisable. More information about the above named nominees is included under the caption "Directors and Executive Officers."

       Because the election of directors has been approved by the holders of the required majority of our voting securities, no proxies are being solicited with this Information Statement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth information as of March 1, 2002 with respect to our Class A common stock, par value $.001 per share, and preferred stock, par value $.001 per share, owned by each person who beneficially owns more than five percent of our outstanding Class A common stock, on an as converted basis, and preferred stock, by each of our named executive officers and directors and by all of our executive officers and directors as a group.

                                                        Class A Common Stock               Preferred Stock/(1)/
                                                        --------------------               ------------------
                                                     # of Shares        Percentage      # of Shares     Percentage
Name of Beneficial Owner/(2)/                          Owned/(3)/        Owned (%)         Owned         Owned (%)
-----------------------------                          -----             ---------         -----         ---------
Galen Partners/(4)/                                    1,844,425           35.3  %      1,776,425           33.8  %
Tullis-Dickerson Capital Focus II, L.P/(5)/            1,515,763           36.4           771,740           14.7
LHC Corporation/(6)/                                     852,334           20.0           833,334           15.9
GE Capital Equity Investments, Inc./(7)/                 603,501           16.4           248,618            4.7
Delphi Ventures/(8)/                                     528,971           13.4           516,971            9.8
CIT Group/Equity Investments, Inc./(9)/                  416,667           10.8           416,667            7.9
Premier Research Worldwide Ltd./(10)/                    268,124            7.5           127,292            2.4
James Taylor/(11)/                                       187,091            5.5           123,181            2.3
C. Lee Jones/(12)/                                        76,250            2.2                 0             --
David R. Adamoli/(13)/                                   173,067            4.8            28,526              *
Marc Grove/(14)/                                          40,500            1.2                 0             --
Jane Taylor/(15)/                                        225,832            6.3           123,181              *
Michael Kujak/(16)/                                       11,250              *                 0             --
Stanley Brosman, M.D./(17)/                               44,084            1.3             3,264              *
Fred L. Brown/(18)/                                       30,251              *                 0             --
Ira Klimberg, M.D./(19)/                                  79,232            2.3             2,045              *
Joan Neuscheler/(20)/                                  1,539,763           36.4           771,740           14.7
Zubeen Shroff/(21)/                                    1,844,425           35.3         1,776,425           33.8
Francis Ziegler/(22)/                                    852,334           20.0           833,334           15.9
All executive officers and directors as a
group (11 persons)/(23)/                               4,930,380           66.2         3,538,720           66.9

* Less than one percent.

________________________________
(1) Our preferred stock consists of Series A-1, A-2, A-3, A-4, A-5, A-6 and A-7 preferred stock, Series B contingent convertible preferred stock, Series C contingent convertible preferred stock and Series E preferred stock. The shares of Series A-1, A-2, A-3, A-4, A-5, A-6, A-7 and E preferred stock are convertible, at the option of the holder thereof, into shares of Class A common stock presently on a share-for-share basis. The Series B contingent convertible preferred stock and the Series C contingent convertible preferred stock are automatically convertible to shares of Class A common stock on a one-for-one basis upon the occurrence of specified conversion triggering events. The Series A-1, A-2, A-3,

       A-4, A-5, A-6 and A-7 preferred stock are sometimes collectively referred to as our Series A preferred stock.

(2) Except as otherwise indicated, the mailing address of each person shown is c/o AmericasDoctor, Inc., 1325 Tri-State Parkway, Suite 300, Gurnee, Illinois 60031.

(3) Includes shares owned directly by the persons named and those shares with respect to which such persons directly or indirectly exercise voting or investment power. These amounts include shares of Class A common stock, preferred stock and warrants to purchase Class A common stock, if any, held by such persons. These amounts also include shares of Class A common stock and Series C contingent convertible preferred stock subject to outstanding stock options or warrants which are exercisable as of or within 60 days of March 1, 2001.

(4) Includes 1,776,425 shares of Series A preferred stock and 44,000 shares of Class A common stock. Of these shares, 1,558,678 shares of Series A preferred stock and 40,196 shares of Class A common stock are held by Galen Partners III, L.P., 141,084 shares of Series A preferred stock and 3,639 shares of Class A common stock are held by Galen Partners International III, L.P., 6,382 shares of Series A preferred stock and 165 shares of Class A common stock are held by Galen Employee Fund III, L.P. and 70,281 shares of Series A preferred stock are held by Galen Associates. Also includes 24,000 shares of Class A common stock subject to outstanding options issued to Galen Advisors LLC. Zubeen Shroff, one of our directors, is a general partner of Claudius, L.L.C., a general partner of Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. Galen Partners is located at 610 Fifth Avenue, Rockefeller Center, New York, NY 10020.

(5) Consists of 771,740 shares of Series A preferred stock and 744,023 shares of Class A common stock. Of these shares, 96,550 shares of Series A preferred stock and 89,287 shares of Class A common stock are held by TD Javelin Capital Fund, L.P., 96,550 shares of Series A preferred stock and 89,287 shares of Class A common stock are held by TD Origen Capital Fund, L.P. and 578,640 shares of Series A preferred stock and 565,449 shares of Class A common stock are held by Tullis-Dickerson Capital Focus II, L.P. Joan Neuscheler, one of our directors, is an officer of Tullis-Dickerson & Co., Inc., the manager of TD Javelin Capital Fund, L.P., TD Origen Capital Fund, L.P. and Tullis-Dickerson Capital Focus II, L.P. Tullis-Dickerson Capital Focus II, L.P. is located at One Greenwich Plaza, Greenwich, CT 06830.

(6) Consists of 833,334 shares of Series A preferred stock and 19,000 shares of Class A common stock subject to outstanding options. Francis Ziegler, one of our directors, is the President and Chief Executive Officer of Claneil Enterprises, Inc. Claneil Enterprises, Inc. is an affiliate of LHC Corporation. Claneil Enterprises, Inc. is located at 630 West Germantown Pike, Suite 400, Plymouth Meeting, PA 19462.

(7) Consists of 248,618 shares of Series A preferred stock and 354,883 shares of Class A common stock. GE Capital Equity Investments, Inc. is located at 120 Long Ridge Road, Stamford, CT 60927.

(8) Consists of 516,971 shares of Series A preferred stock and 12,000 shares of Class A common stock. Of these shares, 259,045 shares of Series A preferred stock and 11,788 shares of Class A common stock are held by Delphi Ventures III, L.P., 4,664 shares of Series A preferred stock and 212 shares of Class A common stock are held by Delphi BioInvestments III, L.P., 248,147 shares of Series A preferred stock are held by Delphi Ventures IV, L.P. and 5,115 shares of Series A preferred stock are held by Delphi BioInvestments IV, L.P. Delphi Ventures is located at 3000 Sand Hill Road, Building 1, Suite 135, Menlo Park, CA 94025.

(9) Consists of 416,667 shares of Series A preferred stock. The CIT Group/Equity Investments, Inc. is located at 44 Whippany Road, Suite 140, Morristown, NJ 07960.

(10) Consists of 127,292 shares of Series A preferred stock and 140,832 shares of Class A common stock. Premier Research Worldwide, Ltd. is located at 30 South 17th Street, Philadelphia, PA 19103.

(11) Consists of 187,091 shares of Class A common stock held jointly with his wife, Jane Taylor. Dr. and Ms. Taylor also jointly own 123,181 shares of our Series B contingent convertible preferred stock. See note 15 below. Dr. Taylor is located at 2814 North Junett Street, Tacoma, WA 98407.

(12) Consists of 76,250 shares of Class A common stock subject to outstanding options.

(13) Consists of 144,541 shares Class A common stock and 28,526 shares of Series C contingent convertible preferred stock subject to outstanding options.

(14) Consists of 40,500 shares of Class A common stock subject to outstanding options.

(15) Includes 38,741 shares of Class A common stock subject to outstanding options. Also includes 187,091 shares of Class A common stock held jointly with her husband, Dr. James Taylor, with respect to which Ms. Taylor shares voting and investment power. Dr. and Ms. Taylor also jointly own 123,181 shares of our Series B contingent convertible preferred stock.

(16) Consists of 11,250 shares of Class A common stock subject to outstanding options.

(17) Includes 26,687 shares of Class A common stock and 2,864 shares of Series C contingent convertible preferred stock subject to outstanding options. Also includes 14,000 shares of Class A common stock held jointly with his wife, Victoria Chaney-Brosman, with respect to which Dr. Brosman shares voting and investment power, 400 shares of Series E preferred stock and a warrant to purchase 133 shares of Class A common stock. Dr. Brosman served as a director of AmericasDoctor until April 18, 2002.

(18) Consists of 30,251 shares of Class A common stock subject to outstanding options.

(19) Includes 26,687 shares of Class A common stock and 2,045 shares of Series C contingent convertible preferred stock subject to outstanding options.

(20) Includes 24,000 shares of Class A common stock subject to outstanding options. Also includes 771,740 shares of Series A preferred stock and 744,023 shares of Class A common stock held by Tullis-Dickerson and its affiliates. Ms. Neuscheler is an officer of Tullis-Dickerson & Co., Inc., the manager of TD Javelin Capital Fund, L.P., TD Origen Capital Fund, L.P. and Tullis-Dickerson Capital Focus II, L.P. See note 5 above.

(21) Includes 24,000 shares of Class A common stock subject to outstanding options issued to Galen Advisors LLC. Also includes 1,776,425 shares of Series A preferred stock and 44,000 shares of Class A common stock held by Galen Partners and its affiliates. Mr. Shroff is a general partner of Claudius, L.L.C., a general partner of Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P. and Galen Associates. See note 4 above.

(22) Consists of 19,000 shares of Class A common stock subject to outstanding options and 833,334 shares of Series A preferred stock held by LHC Corporation. Mr. Ziegler disclaims beneficial ownership of all shares of Class A common stock and Series A preferred stock owned by LHC Corporation. Mr. Ziegler is the President and Chief Executive Officer of Claneil Enterprises, Inc., an affiliate of LHC Corporation. See note 6 above.

(23) Includes 480,094 shares of Class A common stock and 33,640 shares of Series C contingent convertible preferred stock subject to outstanding options and a warrant to purchase 133 shares of Class A common stock. Also includes shares of Series A preferred stock and shares of Class A common stock which are presently held by affiliates of Ms. Neuscheler and Messrs. Shroff and Ziegler. See notes 20, 21 and 22 above.

       As of March 1, 2002, all of the 685,324 shares of our Class B common stock, par value $.001 per share, outstanding, was beneficially owned by Affiliated Research Centers, LLC. AmericasDoctor is the manager of Affiliated Research Centers, LLC.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the name, age and position of each of the members of our board of directors and our executive officers.

             Name              Age                      Position
             ----              ---                      --------
C. Lee Jones                    46         Chairman, President and Chief Executive Officer
David R. Adamoli                61         Chief Financial Officer and Secretary
Marc R. Grove                   36         Chief Information Officer
Julie A. Ross                   39         Vice President Research Operations
Michael Kujak                   37         Vice President Sales and Marketing
Fred L. Brown                   61         Director
Ira Klimberg, M.D.              47         Director
Joan Neuscheler                 43         Director
Zubeen Shroff                   37         Director
Christopher Steidle, M.D.       44         Director
Francis G. Ziegler              61         Director

     C. Lee Jones. Mr. Jones has served as our Chief Executive Officer since February 2001, as our Chairman since November 2000 and as our President since September 2000. He is also a member of our Nominating Committee. Mr. Jones served as our Chief Operating Officer from September 2000 until February 2001 and as our President, Research Services from March 2000 until September 2000. Mr. Jones has 22 years of pharmaceutical experience between The Upjohn Company and Abbott Laboratories. Prior to joining AmericasDoctor, Mr. Jones was employed by Abbott Laboratories, a pharmaceutical company. Mr. Jones served as Vice President of Information Technology at Abbott from March 1996 until February 2000. Prior to that, Mr. Jones was the Director of Clinical Research at Abbott since August 1991. Mr. Jones is a director of ICON plc, an Irish contract research organization.

     David R. Adamoli. Mr. Adamoli has served as our Chief Financial Officer since he joined us in February 1994. In addition, Mr. Adamoli was elected our Secretary in January 1998. He served as a director from July 1994 to March 1997 and as President from February 1994 to January 2000.

     Marc R. Grove. Mr. Grove has served as our Chief Information Officer since August 2000. Mr. Grove served as our Vice President of Information Technology from June 2000 until August 2000. Prior to joining AmericasDoctor, Mr. Grove was employed by Arthur Andersen LLP. Mr. Grove served as an Experienced Manager in the Technology Risk Consulting practice at Arthur Andersen from March 1999 until May 2000. Prior to that, Mr. Grove served as the Director of Operations for NetDox, a provider of secure Internet messaging services, from March 1997 until March 1999. Preceding this, Mr. Grove was with Lante, an Internet consulting firm, acting as a manager in the ShowNet services team. He acted in this capacity from February 1996 until March 1997. Prior to that, Mr. Grove was in the internal technology management team with Arthur Andersen starting in 1989. He held various positions within that team, leaving in 1996 as acting-Director of Technology for Asia Pacific.

     Julie A. Ross. Ms. Ross has served as our Vice President Research Operations since June 2000. Ms. Ross served as our Executive Director of Bids, Proposals & Contracts and Project Support Services from October 1999 until June 2000. Ms. Ross joined us in October 1994 and has served in numerous positions including, the Director of Bids, Proposals & Contracts from September 1998 until October 1999, Director of Project Development from March 1998 until August 1998, Manager of Business Development from April 1997 until March 1998, Director Operations from September 1996 until April 1997, Operations Manager from December 1995 until September 1996 and an IRB Coordinator from October 1994 until December 1995. Prior to joining AmericasDoctor, Ms. Ross was employed by St. Mary's Hospital. At St. Mary's Hospital, Ms. Ross served as the Director of both the School of Diagnostic Ultrasound and the School of Nuclear Medicine from October 1990 until August 1994.

     Michael Kujak. Mr. Kujak has served as our Vice President Sales and Marketing since May 2000. Prior to joining AmericasDoctor, Mr. Kujak was employed as the Business Unit Director for Connectics Corporation, a biotech commercialization company, from 1998 until May 2000. Prior to that, Mr. Kujak was employed as the

Director of Field Operations and Regional Director of Sales and Marketing at Interneuron Pharmaceuticals, Inc., a biotech commercialization company, from 1996 until 1998.

     Fred L. Brown. Mr. Brown has served as a director since January 2000. He is also a member of our Compensation Committee and the Chairman of our Nominating Committee. Mr. Brown has been a Visiting Scholar and Executive-in-Residence at George Washington University since January 2001. From June 1993 to December 1998, Mr. Brown was President and Chief Executive Officer of BJC Health System and was Vice Chairman from January 1999 to December 2000. Mr. Brown also serves as a director of Curon Medical, Inc. and Quvadx, Inc.

     Ira Klimberg, M.D. Dr. Klimberg has served as a director since the founding of our company. He also serves as a member of our Nominating Committee and Compensation Committee. Dr. Klimberg was a member of the Audit Committee from June 1996 to March 2000. Dr. Klimberg has been in the private practice of urology since 1989. He has also been the Vice President and Secretary of Urologic Health Care, Inc., the Florida Foundation for Health Care Research, Inc., an urologic diagnostic and ambulatory surgery center, since 1989.

     Joan Neuscheler. Ms. Neuscheler has served as a director since August 2000 and serves as a member of the Audit Committee and Compensation Committee. She is the director nominated by the holders of our Series A-1, Series A-2 and Series A-3 preferred stock pursuant to the terms of an investor rights agreement among us and certain of our stockholders. She has been the President of Tullis-Dickerson & Co., Inc., a venture capital firm, since 1998 and was Treasurer and Chief Financial Officer from 1989 to 2000.

     Zubeen Shroff. Mr. Shroff has served as a director since January 2000. He is the director nominated by the holders of our Series A-4 and Series A-5 preferred stock pursuant to the terms of the investor rights agreement among us and certain of our stockholders. He also serves as a member of the Compensation Committee, the Audit Committee and the Nominating Committee. Mr. Shroff is a general partner of Galen Associates, a healthcare venture capital firm. Mr. Shroff joined Galen in January 1997 from The Wilkerson Group, a provider of management consulting services to the health care products and services industry, where he was a Principal from 1995 to 1996. Mr. Shroff currently serves on the boards of directors of Halsey Drug Co., Inc., Encore Medical Corporation, Cortek, Inc. and Cognia, Inc.

     Christopher Steidle, M.D. Dr. Steidle is a recently elected director. He has been in the private practice of urology since 1989. He has also been the Medical Director of Northeast Indiana Research, LLC, an urologic diagnostic center, since 1989.

     Francis G. Ziegler. Mr. Ziegler has been a director since March 2000 and is a member of the Audit Committee. He is the director nominated by the holders of our Series A-6 and Series A-7 preferred stock pursuant to the terms of the investor rights agreement among us and certain of our stockholders. Mr. Ziegler is President and Chief Executive Officer of Claneil Enterprises, Inc., a privately owned holding company. Mr. Ziegler has been the President and Chief Executive Officer of Claneil since 1993, following a 30 year career at Johnson & Johnson. Mr. Ziegler also serves as a director of a number of private companies and as a director of Children's National Medical Center in Washington D.C.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration Rights Agreement

     We have entered into a registration rights agreement with the holders of our Series A-1, A-2, A-3, A-4, A-5, A-6 and A-7 preferred stock. Pursuant to the terms of the agreement, at any time after January 6, 2002 the holders of 40% of the shares covered by the agreement may demand registration of their shares, provided that:

     . there is a limit of two demand registrations on Form S-1 (but no limit on the number of demand registrations on Form S-3);

     .   any Form S-1 registration must cover at least 750,000 shares; and

     . any Form S-3 registration must be offered at an aggregate offering price of at least $1,000,000.

In addition, the holders of registrable stock are entitled to piggyback registration rights in registered offerings of our securities occurring at least 180 days following the effective date of a registration statement for an initial public offering of our securities.

     We have agreed to bear all reasonable expenses of registrations under the agreement other than underwriting discounts and commissions (which will be borne pro rata by us and the holders of registrable stock being registered).

     Registration rights may not be assigned by the investors other than to up to 50 of an investor's partners and unless the transferee would hold at least 100,000 shares of registrable stock and the transferee signs a counterpart to the agreement. Each investor has agreed to enter into a customary lock-up agreement with the underwriter, subject to the satisfaction of certain specified conditions.

     As long as a minimum number of shares of registrable stock are outstanding, AmericasDoctor may not grant other registration rights unless a majority of the holders of registrable stock consent in writing. All registration rights under the agreement expire five years following the effective date of a registration statement for an initial public offering of AmericasDoctor's securities.

Investor Rights Agreement

     We have entered into an investor rights agreement with the holders of our Series A-1, A-2, A-3, A-4, A-5, A-6 and A-7 preferred stock.

     The parties to the investor rights agreement have agreed that, until the consummation of an initial public offering of our securities, they will vote their shares and take all actions within their power to cause our board of directors to be comprised of:

     .   The Chairman and Chief Executive Officer of the Board;

     . One director selected by the holders of the Series A-1, A-2 and A-3 preferred stock;

     . One director selected by the holders of the Series A-4 and A-5 preferred stock;

     . One director selected by LHC Corporation, a holder of the Series A-6 preferred stock;

     . Two physicians that are associated with the investigative sites in our network; and

     .   One independent director.

     In addition, the parties have agreed that the director selected by the holders of the Series A-1, A-2 and A-3 preferred stock will serve on the Audit Committee of the board of directors and the director selected by the holders of the Series A-4 and A-5 preferred stock will serve on the Compensation Committee of the board of directors.

     We have agreed to provide to the other parties to the agreement annual, quarterly and monthly financial information. In addition, any extraordinary remuneration that we pay to our executive officers (other than arrangements in place or contemplated at the time of the agreement) in connection with the sale of AmericasDoctor or termination of employment must be approved by the non-management directors.

     We have also granted to the other parties to the agreement a right of first refusal to purchase their pro rata share of certain future issuances of our securities.

Some of Our Directors are Officers of Our Principal Stockholders

     Some of our directors are also officers of companies that own more than 5% of the outstanding shares of our Class A common stock and our Series A preferred stock. Specifically, Joan Neuscheler is a principal of TD Javelin Capital Fund, L.P., TD Origen Capital Fund, L.P. and Tullis-Dickerson Capital Focus II, L.P., Zubeen Shroff is a general partner of Claudius, L.L.C., a general partner of Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. and Francis Ziegler is the President and Chief Executive Officer of Claneil Enterprises, Inc., an affiliate of LHC Corporation.

Committees and Meetings of the Board

     AmericasDoctor has standing compensation, audit and nominating committees.

Compensation Committee

     The Compensation Committee is currently comprised of Fred Brown, Joan Neuscheler, Zubeen Shroff and Ira Klimberg. The functions of the Compensation Committee are to review and approve annual salaries and bonuses for all of AmericasDoctor's executive officers and other key management employees, review, approve and recommend to the Board the terms and conditions of all employee benefit plans or changes thereto and administer AmericasDoctor's stock option and incentive equity plans.

Audit Committee

     The Audit Committee is currently comprised of Joan Neuscheler, Zubeen Shroff and Francis G. Ziegler. The functions of the Audit Committee are to recommend annually to the Board the appointment of the independent public accountants of AmericasDoctor, discuss and review the scope and the fees of the prospective annual audit, review the results thereof with AmericasDoctor's independent public accountants, review compliance with existing major accounting and financial policies of AmericasDoctor, review the adequacy of the financial organization of AmericasDoctor, review management's procedures and policies relative to the adequacy of AmericasDoctor's internal accounting controls and compliance with federal and state laws relating to accounting practices, and review and approve (with the concurrence of a majority of the independent directors of AmericasDoctor) transactions, if any, with affiliated parties.

Nominating Committee

     The Nominating Committee is currently comprised of Fred Brown, C. Lee Jones, Ira Klimberg and Zubeen Shroff. The Nominating Committee identifies nominees to stand for election to our board of directors and considers nominations from stockholders, if any.

     During 2001, five meetings of the Board, one meeting of the Compensation Committee, two meetings of the Audit Committee and one meeting of the Nominating Committee were held. All directors attended at least 75%, in the aggregate, of the number of meetings of the Board and the committees of which they were members during their periods of service as directors and committee members in 2001.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires AmericasDoctor's officers and directors and beneficial owners of more than 10% of a registered class of AmericasDoctor's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish AmericasDoctor with copies of all Section 16(a) forms they file. Based solely on the reports received by AmericasDoctor and on the representations of the reporting persons, AmericasDoctor believes that these persons have complied with all applicable filing requirements during the fiscal year ended December 31, 2001.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth information about compensation earned by our Chief Executive Officer and our four other most highly compensated executive officers for services rendered for our last three fiscal years. The officers listed in the following table are referred to as the named executive officers:

                                             Annual Compensation                    Long - Term Compensation
                                      -----------------------------------    ----------------------------------------
                                                                                      Awards                Payouts
                                                                             -------------------------     ----------
                                                                  Other                                               All Other
                                                                 Annual      Restricted    Securities        LTIP      Compen-
Name and Principal                                               Compen-       Stock       under-lying      Payouts    sation
 Position                   Year      Salary ($)  Bonus ($)      sation($)     Award(s)     Options (#)       ($)      ($)(1)
--------------------       ------    -----------  ---------     ----------   -----------   ------------    ---------  ----------
C. Lee Jones/(2)/           2001       $212,738    $25,000       --              --         30,000            --       $5,917
Chairman, President and     2000        156,436         --       --              --        142,500            --         4,171
Chief Executive Officer     1999             --         --       --              --           --              --         --

David R. Adamoli            2001       $200,000    $25,000       --              --         10,000            --       $6,035
Chief Financial Officer     2000        189,071     10,194       --              --         93,227            --       $5,978
and Secretary               1999        187,680         --       --              --         23,230            --       $5,437

Marc Grove/(3)/             2001       $170,000    $10,000       --              --         28,000            --       $5,030
Chief Information Officer   2000       $ 82,077    $10,000       --              --         60,000            --        2,763
                            1999             --         --       --              --           --              --         --

Jane S. Taylor/(4)/         2001       $165,200         --       --              --          4,000            --       $3,129
Executive Vice President    2000        155,251         --       --              --          2,015            --       $2,866
                            1999        154,035         --       --              --         19,230            --        3,081

Michael Kujak/(5)/          2001       $149,958    $21,145       --              --         10,000            --       $4,669
Vice President Sales and    2000         80,215     19,500       --              --         20,000            --        2,991
Marketing                   1999             --         --       --              --           --              --         --

______________________
(1) Represents contributions by AmericasDoctor to AmericasDoctor's 401(K) plan.

(2)      Mr. Jones joined AmericasDoctor in March 2000.

(3)      Mr. Grove joined AmericasDoctor in June 2000.

(4) Ms. Taylor served as our Executive Vice President until December 31, 2001. Pursuant to her separation agreement and general release with AmericasDoctor, of the 2,015 options that were granted to Ms. Taylor in 2000, 504 options were canceled. See "--Employment Agreements."

(5)      Mr. Kujak joined AmericasDoctor in May 2000.

Stock Option Grants

         The following table sets forth information regarding stock options granted to the named executive officers during the year ended December 31, 2001, all of which were granted under the Amended and Restated 1996 Employee Stock Option Plan. None of the named executive officers received stock appreciation rights, or SARs.

                                                                                           Potential Realizable Value at
                                                                                             Assumed Annual Rates of
                                                                                            Stock Price Appreciation for
                                                 Individual Grants                                 Option Term
                            -----------------------------------------------------       ----------------------------------
                            Number of      Percent of
                            Securities    Total Options
                            Underlying      Granted to
                             Options       Employees in   Exercise Price     Expiration
          Name               Granted       Fiscal Year        ($/Sh)            Date           5% ($)        10% ($)
          ----               -------       -----------        ------            ----           ------        -------
C. Lee Jones/(1)/             30,000          23.2%           $10.00           2/7/11         $188,667      $478,122

David R. Adamoli/(2)/         10,000          7.73%           $10.00           2/7/11         $ 62,889      $159,374

Marc Grove/(3)/                8,000           6.2%           $10.00           2/7/11         $ 50,311      $127,499
                              17,500          13.5%           $10.00           2/7/11         $110,056      $278,905
                               2,500           1.9%           $10.00           2/7/11         $ 15,722      $ 39,844

Jane S. Taylor/(4)/            4,000           3.1%           $10.00           2/7/11         $ 25,156      $ 63,750

Michael Kujak/(5)/            10,000          7.73%           $10.00          5/17/11         $ 62,889      $159,374

________________
(1) The options were granted on February 7, 2001 and were exercisable 100% on the date of grant.

(2) The options were granted on February 7, 2001 and were exercisable 100% on the date of grant.

(3) The 8,000 options were granted on February 7, 2001 and were exercisable 100% on the date of grant. The 17,500 options were granted on February 7, 2001 and vest 25% on the first anniversary of the date of the grant and in equal installments at the end of each of the following twelve fiscal quarters of AmericasDoctor thereafter. The 2,500 options were granted on February 7, 2001 and vest 50% on February 7, 2004 and 50% on February 7, 2005.

(4) The options were granted on January 7, 2001 and were exercisable 100% on the date of grant.

(5) The options were granted on May 17, 2001 and vest 25% on the first anniversary of the date of grant and 25% each year thereafter.

Exercise of Stock Options and Year-End Values

         The following table sets forth information regarding the number and value of unexercised stock options held by each of the named executive officers as of December 31, 2001. None of the named executive officers exercised stock options in 2001. None of the named executive officers holds SARs.

                                                         Number of Securities
                                                        Underlying Unexercised    Value of Unexercised
                   Shares Acquired                     Options at Fiscal        In-The-Money Options at
    Name            on Exercise      Value Realized         Year-End              Fiscal Year-End
------------     ------------------  ---------------  ------------------------- -------------------------
                                                     Exercisable/Unexercisable  Exercisable/Unexercisable
                                                     -------------------------  -------------------------
C. Lee Jones            --               --              70,468/102,032                 0/0

David R. Adamoli        --               --              154,518/60,687                 0/0

Marc Grove              --               --               29,250/58,750                 0/0

Jane Taylor             --               --                    38,741/0                 0/0

Michael Kujak           --               --                7,500/22,500                 0/0

Amended and Restated 1996 Employee Stock Option Plan

     Our Amended and Restated 1996 Employee Stock Option Plan permits our board of directors broad discretion to grant stock options to officers and employees who are responsible for contributing to the management, growth or profitability of our business. The total number of shares that may be issued under the Employee Stock Option Plan is 2,011,000 shares of Class A common stock and 79,767 shares of Series C contingent convertible preferred stock. The maximum share number can be adjusted if AmericasDoctor undertakes a stock split, stock dividend or other similar transaction. The terms that our board of directors has the discretion to determine include:

     .    the exercise price of the option;

     .    the term of the option, which cannot exceed 10 years; and

     . any modifications of the time or manner of vesting or the exercise price, subject to applicable legal restrictions and to the consent of the other party to the agreement.

     The option agreements between us and each existing optionee provide that, upon the occurrence of a Change in Control, the option will become immediately vested to the extent of 100% of the option shares. For options granted after January 1, 2001, the exercisability of the option will not be accelerated if and to the extent the option, in connection with the Change in Control, remains outstanding, or is assumed by the surviving corporation or its parent or substituted with an award with substantially the same terms by the surviving corporation or its parent.

     "Change in Control" is defined under the Employee Stock Option Plan to mean any of the following:

     . the execution by AmericasDoctor of an agreement for the merger, consolidation or reorganization into or with another corporation or other legal person which results in less than a majority of the voting power of the surviving corporation being held by the holders of our common stock immediately prior to the transaction;

     . the execution by AmericasDoctor of an agreement for the sale or other transfer of all or substantially all of our assets to another corporation or legal person which results in less than a majority of the voting power of the surviving corporation being held by the holders of our common stock immediately prior to the transaction;

     . there is a report filed on Schedule 13D or Schedule 14D-1, each as promulgated pursuant to the Securities Exchange Act of 1934, disclosing, or AmericasDoctor is otherwise notified, that any person has or intends to become a beneficial owner (as defined under Rule 13d-3 promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding voting stock, including, without limitation, a tender offer or exchange offer. However, any acquisitions directly from us that are approved by our existing board of directors, any acquisition by us, or any acquisition by any employee benefit plan sponsored by us do not constitute a Change in Control;

     . during any two-year period, individuals who at the beginning of such period constitute the directors of AmericasDoctor cease for any reason to constitute at least a majority of the board of directors; or

     .    we adopt a plan for the liquidation or dissolution of AmericasDoctor.

     As of December 31, 2001, there were 961,842 outstanding options to purchase shares of Class A common stock and 73,016 outstanding options to purchase shares of Series C contingent convertible preferred stock under our Employee Stock Option Plan.

1996 Consultants Warrant Stock Plan

     Our 1996 Consultants Warrant Stock Plan permits our board of directors broad discretion to grant stock options to consultants who will contribute to our long range success. The total number of shares that may be issued under the Consultants Warrant Stock Plan is 60,000 shares of Class A common stock. The maximum share number can be adjusted if AmericasDoctor undertakes a stock split, stock dividend or other similar transaction. Our board of directors has discretion to determine the terms and conditions of each option, including:

     .    the exercise price of the option;

     .    the term of the option, which cannot exceed 10 years; and

     . any modifications of the time or manner of vesting or the exercise price, subject to applicable legal restrictions and to the consent of the other party to the agreement.

     The option agreements between us and each existing optionee provide that, upon the occurrence of a Change in Control, the option will become immediately vested to the extent of 100% of the option shares. For options granted after January 1, 2001, the exercisability of the option will not be accelerated if and to the extent the option, in connection with the Change in Control, remains outstanding, or is assumed by the surviving corporation or its parent or substituted with an award with substantially the same terms by the surviving corporation or its parent. The definition of Change in Control under the Consultants Warrant Stock Plan is the same as under the Employee Stock Option Plan described above.

     As of December 31, 2001, there were 40,700 outstanding options to purchase shares of Class A common stock under our Consultants Warrant Stock Plan.

Amended and Restated 1996 Director Stock Option Plan

     Our 1996 Amended and Restated Director Stock Option Plan permits our board of directors broad discretion to grant stock options to directors who contribute to the management, growth or profitability of our business. The total number of shares that may be issued under the Director Stock Option Plan is 350,000 shares of Class A common stock and 21,477 shares of Series C contingent convertible preferred stock. The maximum share number can be adjusted if AmericasDoctor undertakes a stock split, stock dividend or other similar transaction. Our board of directors has discretion to determine the terms and conditions of each option, including:

     .    the exercise price of the option;

     .    the term of the option, which cannot exceed 10 years; and

     . any modifications of the time or manner of vesting or the exercise price, subject to applicable legal restrictions and to the consent of the other party to the agreement.

     The option agreements between us and each existing optionee provide that, upon the occurrence of a Change in Control, the option will become immediately vested to the extent of 100% of the option shares. For options granted after January 1, 2001, the exercisability of the option will not be accelerated if and to the extent the option, in connection with the Change in Control, remains outstanding, or is assumed by the surviving corporation or its parent or substituted with an award with substantially the same terms by the surviving corporation or its parent. The definition of Change in Control under the Director Stock Option Plan is the same as under the Employee Stock Option Plan described above.

     As of December 31, 2001, there were 223,500 outstanding options to purchase shares of Class A common stock and 32,112 outstanding options to purchase shares of Series C contingent convertible preferred stock under our Director Stock Option Plan.

Employment Agreements

     On December 31, 2001, Ms. Taylor's employment with us terminated. In connection therewith, we entered into a separation and general release with Ms. Taylor. Under the separation agreement, we agreed to pay Ms. Taylor an aggregate of $155,250 and an amount equal to the matching amount we would have made to Ms. Taylor's 401(k) account had she remained employed with us during the next year. We also agreed to pay Ms. Taylor for up to 100 accrued but unused vacation hours on a pro rata basis at 75% of her annual base salary. In addition, all of Ms. Taylor's stock options that would have vested within the two-year period following her termination date had she remained employed by us became vested and exercisable on January 1, 2002. Ms. Taylor has two years after her termination date to exercise her vested options. Under the separation agreement, Ms. Taylor agreed to maintain as confidential all proprietary, confidential and trade secret information of AmericasDoctor.

     On January 5, 2000, we entered into an amended and restated employment, confidentiality, non-competition and severance agreement with David R. Adamoli. Also, on March 1, 2000, we entered into an employment, confidentiality, non-competition and severance agreement with C. Lee Jones. Except for compensation provisions, the terms of these agreements are substantially similar. The agreements require each executive to maintain the confidentiality of our proprietary information and refrain from competing with and soliciting employees from AmericasDoctor during his employment and for a period of up to one year after his termination. Further, unless the executive is terminated for cause or following a Change in Control, he is entitled for a period of one year following termination of his employment with us to receive the aggregate of the sum of his highest annual base salary during the three-year period prior to his termination and his average annual cash and equity incentive compensation award during the same three-year period. In addition, all of the executive's stock options granted on or prior to the date of the agreement that would have vested, but for his involuntary termination, during the one-year period following his termination, will become immediately vested and exercisable and all of the executive's stock options granted after the date of the agreement will cease to vest on the date of involuntary termination. Under Mr. Jones' employment agreement, he has the right to exercise his vested stock options at any time no later than 90 days after the date of his involuntary termination. Pursuant to Mr. Adamoli's employment agreement, Mr. Adamoli has the right to exercise his vested stock options at any time no later than the fifth anniversary of the date of his involuntary termination.

     Pursuant to the employment agreements, if the executive is terminated at any time during a period of two years following a Change in Control, unless for cause, or he terminates his employment with AmericasDoctor during such two-year period upon the occurrence of certain events, including, without limitation, a reduction in the aggregate of the executive's base pay and incentive pay or the failure of AmericasDoctor to maintain the executive in the office or position, or a substantially equivalent office or position of or with AmericasDoctor, which he held immediately prior to a Change in Control, the executive will be entitled to receive a lump sum payment in an amount equal to the sum of his base pay (at the highest rate in effect for any period prior to the termination date) and incentive pay. In addition, the executive will be entitled to receive for a period of twelve months following the termination date, welfare benefits substantially similar to those that he was receiving or entitled to receive immediately prior to the termination date and outplacement services in an amount up to 20% of his base pay. Furthermore, all of the executive's stock options that were outstanding and not exercisable on the date of the agreement will become immediately exercisable, all stock options granted to the executive after the date of the agreement will terminate on the termination date, and the executive will be entitled to exercise his options until one year after the termination date.

     In the above described agreements, a "Change in Control" is defined to include:

     . the acquisition by any individual, entity or group of beneficial ownership of 15% or more of the combined voting power of the then outstanding voting stock of AmericasDoctor, except in several instances;

     . individuals who currently constitute the Board cease for any reason to constitute at least a majority of the Board, with several exceptions;

     . consummation of a reorganization, merger or consolidation or a sale or other disposition of all or substantially all of the assets of AmericasDoctor, unless, in each case, immediately following such event,

          [X] all or substantially all of the individuals and entities who were the beneficial owners of our voting stock immediately prior to the event beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such event is substantially the same proportions relative to each other as their ownership, immediately prior to such transaction, of our voting stock;

          [X] no person (other than AmericasDoctor, such entity resulting from the transaction or any employee benefit plan (or related trust) sponsored or maintained by us) beneficially owns, directly or indirectly, 15% or more of the then outstanding shares of common stock of the entity resulting from the transaction or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of such entity; and

          [X] at least a majority of the members of the board of directors of the entity resulting from the transaction were members of the incumbent board at the time of the execution of the initial agreement or of the action of the board providing for the transaction.

     or

     . the approval by the stockholders of AmericasDoctor of a complete liquidation or dissolution of AmericasDoctor, except pursuant to a transaction described above.

     On May 11, 2000, we entered into an employment, confidentiality and non-competition with Marc Grove. The agreement requires Mr. Grove to maintain the confidentiality of our proprietary information and refrain from competing with and soliciting employees from AmericasDoctor during his employment and for a period of up to one year after his termination. Further, unless Mr. Grove is terminated for cause, he is entitled for a period of three months following his termination to receive the aggregate of the sum of 25% of his highest annual base salary during the three-year period prior to his termination and 25% of his average annual cash and equity incentive compensation award during the same three-year period. In addition, all of Mr. Grove's stock options will cease vesting on his termination date, and he will have the right to exercise his vested stock options at any time no later than 90 days after the date of his termination.

Director's Compensation

     We currently pay our non-employee directors annual director compensation in the form of an annual grant of stock options under our Amended and Restated 1996 Director Stock Option Plan. We also reimburse directors for expenses incurred to attend board or committee meetings. Under our compensation policy for outside directors, each director is granted non-qualified stock options to purchase 4,000 shares of Class A common stock for serving on our board of directors during the year and stock options to purchase 1,000 shares of Class A common stock for each regular meeting of the board of directors attended by the director. In addition, we grant to each director a stock option to purchase 2,000 shares of Class A common stock for each committee membership held by a director during the year. For their services as directors in 2001, we granted Dr. Brosman options to purchase 8,000 shares of Class A common stock, each of Mr. Brown and Dr. Klimberg options to purchase 10,000 shares of Class A common stock and Ms. Neuscheler options to purchase 12,000 shares of Class A common stock. We also granted warrants to purchase 12,000 shares of Class A common stock to Galen Advisors LLC in consideration for Mr. Shroff's services as a representative director for the Galen investor entities and warrants to purchase 10,000 shares of Class A common stock to LHC Corporation in consideration for Mr. Ziegler's services as a representative director for LHC Corporation.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board establishes our compensation policies and the compensation of our officers and establishes and administers our compensation programs. The committee's members are Fred Brown, Ira Klimberg, M.D., Joan Neuscheler and Zubeen Shroff. None of these directors is, or has been, an executive officer of AmericasDoctor.

Compensation Committee Report on Executive Compensation

     Executive Compensation Philosophy. The Compensation Committee is responsible for establishing salaries, incentives and other forms of compensation for AmericasDoctor's directors, officers and employees and for administering AmericasDoctor's equity incentive plans and other incentive and benefit plans. The compensation philosophy supported by the Compensation Committee recognizes the need to attract and retain talented executives to meet AmericasDoctor's business requirements. In doing so, however, the Compensation Committee is mindful of overall stockholder return and believes that incentive program design and payments should appropriately reflect comparisons with peer company performance.

     The Compensation Committee advises, recommends and approves compensation strategies, policies and pay levels necessary to support the business. Subject to the approval of the board of directors, the Compensation Committee determines the remuneration of the Chairman and Chief Executive Officer and other executives. Only directors who are not employees of AmericasDoctor may serve on the Compensation Committee.

     Executive Compensation. AmericasDoctor's compensation program utilizes company performance and individual performance as determinants of executive pay levels. In determining executive compensation, the Compensation Committee reviews the following measurable factors:

     .    external market data on executive compensation;
     .    AmericasDoctor's performance;
     .    the individual's contribution to AmericasDoctor's success;
     .    the competitive environment for the retention of executive talent; and
     .    the internal equity of compensation levels among executive officers.

     In addition, AmericasDoctor's compensation policy for executive officers for the fiscal year ended December 31, 2001 was designed to achieve the following objectives:

     . to enhance profitability of AmericasDoctor and align management's long-term interests with those of its stockholders;
     .    to reward executive performance that is consistent with
          AmericasDoctor's annual and long-term performance goals;
     .    to recognize individual initiative and achievement; and
     . to provide competitive compensation that will attract and retain qualified executives.

     An executive officer's compensation package includes: (1) base salary, which is based on the overall performance of AmericasDoctor and external market data, (2) annual performance-based compensation, which is based upon achievement of pre-determined financial objectives of AmericasDoctor and individual objectives, and (3) long-term incentive compensation, in the form of stock options, granted with the objective of aligning executive officers' long-term interests with those of AmericasDoctor's stockholders and encouraging the achievement of superior results over an extended period. Subject to the approval of the Board, the Compensation Committee determines all elements of compensation for the Chairman and Chief Executive Officer. For other executive officers, the Compensation Committee makes determinations based on relevant data and recommendations made by the Chairman and Chief Executive Officer.

     Base Compensation. The Compensation Committee reviews base salaries annually. In setting base salaries for executive officers, the Compensation Committee generally takes into account the following factors:

     .    AmericasDoctor's past financial performance and future expectations;
     .    the general and industry-specific business environment;
     . the individual executive officer's base compensation in the prior year;

     .    periodic published surveys of base compensation at comparable companies;
     .    annual compensation increases at such companies; and
     .    corporate and individual performance.

     The Compensation Committee's review of the above factors is subjective and the Compensation Committee assigns no fixed value or weight to any specific factors when making its decisions regarding the salary of executive officers. For fiscal year 2001, base salaries and variable incentive compensation opportunities for executive officers of AmericasDoctor were targeted at levels which would cause total annual compensation (i.e., salary and bonus) of executive officers to average at approximately the median of compensation for officers of comparatively sized companies and for overall industry practice.

     Performance-Based Compensation. AmericasDoctor's performance-based compensation policies are designed to reward executive officers when AmericasDoctor meets or exceeds pre-determined goals and are also based on various non-financial objectives such as the ability to recognize and pursue new business opportunities and initiate programs to enhance AmericasDoctor's growth and success. In establishing performance bonus formulas for AmericasDoctor's executive officers for fiscal year 2001, the Compensation Committee considered:

     .    the annual base compensation of each individual;
     .    individual performance;
     . the actual performance of AmericasDoctor as compared to projected performance under its annual operating plan;
     .    the projected future performance of AmericasDoctor;
     .    the general business environment; and
     . periodically published surveys of performance compensation at comparable companies.

     The Compensation Committee's review of the above factors was subjective and the Compensation Committee did not assign a fixed value or weight to any specific factors when making its decisions regarding potential bonuses of executive officers.

     Chairman and Chief Executive Officer Compensation. Mr. Jones, the Chairman of the Board and Chief Executive Officer, may participate in the same compensation programs that are available to AmericasDoctor's other executive officers and his compensation is reviewed annually in accordance with the policies applicable to other executive officers as described above. Mr. Jones was paid a bonus of $25,000 in fiscal year 2001 as a result of the achievement of specified objectives for fiscal year 2000. These objectives were based on the satisfaction of AmericasDoctor's business objectives. In addition, during fiscal year 2001, Mr. Jones was granted stock options to purchase an aggregate of 30,000 shares of Class A common stock at a price of $10.00 per share. The exercise price was above the fair market value of the Class A common stock on the date of grant. All of the options were non-qualified options.

                                               COMPENSATION COMMITTEE

                                               Zubeen Shroff, Chairperson
                                               Fred Brown
                                               Ira Klimberg, M.D.
                                               Joan Neuscheler

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                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP served as independent public accountants of AmericasDoctor for fiscal year 2001.

Audit Fees

     The aggregate fees billed by Arthur Andersen for professional services rendered for the audit of AmericasDoctor's annual financial statements for the fiscal year ended December 31, 2001 were $72,400.

Financial Information Systems Design and Implementation Fees

     No fees were billed by Arthur Andersen for professional services rendered for information technology relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

     The aggregate fees billed by Andersen for services rendered to AmericasDoctor other than services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001 were $135,114.

Audit Committee Report

     The Audit Committee of AmericasDoctor's Board is responsible for providing independent, objective oversight of AmericasDoctor's accounting functions and internal controls. The Audit Committee's members are Joan Neuscheler, Zubeen Shroff and Francis G. Ziegler, and each of the Audit Committee members is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the board of directors. A copy of the charter is attached to this Information Statement as Appendix A.

     Management is responsible for AmericasDoctor's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of AmericasDoctor's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2001 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence and considered the compatibility of nonaudit services provided by the independent auditors to AmericasDoctor with the auditors' independence.

     Based upon the Audit Committee's discussions with management and the independent accountants, its review of the representations of management and the report of the independent accountants, the Audit Committee recommended the inclusion of the audited consolidated financial statements in AmericasDoctor's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

     In connection with new standards for independence of AmericasDoctor's external auditors promulgated by the Securities and Exchange Commission, during AmericasDoctor's 2002 fiscal year the Audit Committee will undertake to consider in advance of the provision of any non-audit services by AmericasDoctor's independent accountants and whether the provision of such services is compatible with maintaining the independence of AmericasDoctor's external auditors.

                                          THE AUDIT COMMITTEE

                                          Joan Neuscheler, Chairperson
                                          Zubeen Shroff
                                          Francis G. Ziegler

                          PROPOSALS BY SECURITY HOLDERS

     The board of directors does not know of any matters that are to be presented to the stockholders for their approval and consent pursuant to the written consent of majority of the stockholders other than those referred to in this Information Statement.

                               By Order of the Board of Directors

                               /s/ C. Lee Jones

                               C. Lee Jones
                               Chairman of the Board and Chief Executive Officer

                                   APPENDIX A


                                 AMERICASDOCTOR
                             AUDIT COMMITTEE CHARTER

                                  Organization

The Audit Committee is appointed by the Board of Directors. The Committee shall consist of at least three Directors including a Chairperson. The Committee shall include Directors as defined by the relevant listing authority. Each member of the Committee shall be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the Committee, and at least one member of the Committee must have accounting or related financial management expertise as the foregoing qualifications are interpreted by the Board of Directors ("Board") in its business judgement.

                               Statement of Policy

         The committee shall, through regular or special meetings with management, and the Company's independent auditor, provide oversight on matters relating to accounting, financial reporting, internal controls, auditing, and regulatory compliance activities and other matters as the Board or the Committee Chairperson deems appropriate. The Committee has the right to retain special legal, accounting or other consultants to advise them. The Committee has the right to request officers or employees of the Company or counsel or the auditors to attend a meeting called by the Committee.

                                    Meetings

         The committee shall hold periodic meetings at the call of the Chairperson or any two members of the committee. At a minimum, the committee shall meet at least annually with the chief financial officer and the independent auditors in separate executive sessions. Two members of the committee shall constitute a quorum, and all actions of the committee at a meeting at which a quorum is present shall be taken by majority vote. The committee may also act by the unanimous written consent of its members.

         The members of the committee shall elect a Chairperson, and the Chairperson shall appoint a secretary of the committee, who may be one of the members of the committee or the secretary or an assistant secretary of the Company. The secretary of the committee shall prepare minutes of the meetings, maintain custody of copies of reports, information and data furnished to and used by the committee, and generally assist the committee in connection with preparation of agendas, notices of meetings and otherwise.

                                Responsibilities

         The committee shall recommend to the Board the appointment of the Company's independent auditor and shall review the activities and independence of the independent auditor. This includes communicating to the independent auditor that he or she is ultimately accountable to the Board and the committee. The committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement). The committee shall: (1) ensure that the independent auditor provides annually to the committee a formal written statement delineating all relationships between the independent auditor and the Company (2) actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, (3) recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence, and (4) assist the Board in monitoring the integrity of the financial statements and complying with legal and regulatory requirements.

         The committee shall make regular reports to the Board.

         The committee shall:

               1) Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

     2)  Financial reporting and accounting matters

             A) Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

             B) Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgements made in connection with the preparation of the Company's financial statements.

             C) Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings.

             D) Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

             E) Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

     3)  Independent Auditors

             A) Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

             B) Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

             C) Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

             D) Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

             E) Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

             F) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

             G) Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

                 . Any difficulties encountered in the course of the audit work, including any restrictions to the scope of activities or access to required information.

                 . Any changes required in the planned scope of the internal audit.

     4) Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     5) Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's code of conduct.

            6) Review with the Company's general counsel legal matters that may have a materials impact on the financial statements of the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

         While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's code of conduct.